Exhibit 99.1

DEREK P. LINDE PROMOTED TO CHIEF OPERATING OFFICER,

GENERAL COUNSEL & CORPORATE SECRETARY OF VIAD CORP

SCOTTSDALE, March 1, 2022 - Viad Corp (NYSE:VVI), a leading global provider of extraordinary experiences, including hospitality and leisure activities, experiential marketing, and live events, today announced the promotion of Derek P. Linde to the expanded role of Chief Operating Officer, General Counsel & Corporate Secretary of Viad effective March 1, 2022. In this expanded role, Mr. Linde will be integrally involved in accelerating Viad’s enterprise-level strategy to deliver significant and sustainable EBITDA growth, and collaborating across the organization to drive progress on major initiatives that support the strategy.

Mr. Linde joined Viad as General Counsel and Corporate Secretary in April 2018, overseeing our global legal, governance and risk management functions. Since that time, his role has grown to include a variety of other enterprise support functions, including executive compensation, employee benefits and real estate.

Steve Moster, president and chief executive officer of Viad, said, “This promotion recognizes Derek’s many contributions as a valued leader within our organization and our commitment to accelerating growth. Derek has taken on increasing spans of responsibility since joining Viad four years ago and is a trusted thought leader committed to advancing our strategic direction. In his expanded role, Derek will partner closely with me to drive enterprise-level strategy and will collaborate closely with other leaders across our enterprise to support and shape important initiatives that will deliver significant and sustainable growth and above-market returns for our shareholders.”

Prior to joining Viad, Mr. Linde served as Deputy General Counsel & Assistant Secretary at Illinois Tool Works Inc., a diversified manufacturer of specialized industrial equipment, from 2014 to 2018. He holds a J.D. from the Vanderbilt University School of Law and a B.A. from the University of Missouri-Columbia.

About Viad

Viad (NYSE: VVI) is a leading global provider of extraordinary experiences, including hospitality and leisure activities, experiential marketing, and live events through two businesses: Pursuit and GES. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, Reykjavik, and Las Vegas, as well as new experiences planned in Chicago and Toronto. Pursuit’s collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Contacts:

Carrie Long or Michelle Porhola

Investor Relations

(602) 207-2681

ir@viad.com

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

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the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
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our ability to anticipate and adjust for the impact of the COVID-19 pandemic on our businesses;
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general economic uncertainty in key global markets and a worsening of global economic conditions;
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travel industry disruptions;
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seasonality of our businesses;
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unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
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our exposure to labor shortages, turnover, and labor cost increases;
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the importance of key members of our account teams to our business relationships;
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the competitive nature of the industries in which we operate;
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our dependence on large exhibition event clients;
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adverse effects of show rotation on our periodic results and operating margins;

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transportation disruptions and increases in transportation costs;
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natural disasters, weather conditions, accidents, and other catastrophic events;
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our exposure to labor cost increases and work stoppages related to unionized employees;
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our multi-employer pension plan funding obligations;
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our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
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our exposure to cybersecurity attacks and threats;
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our exposure to currency exchange rate fluctuations;
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liabilities relating to prior and discontinued operations; and
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compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.